                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[_] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          ROTECH MEDICAL CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          ROTECH MEDICAL CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                           ROTECH MEDICAL CORPORATION
                        4506 L. B. MCLEOD ROAD, SUITE F
                             ORLANDO, FLORIDA 32811


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 9, 1996



               TO THE SHAREHOLDERS OF ROTECH MEDICAL CORPORATION:


The annual meeting of shareholders of RoTech Medical Corporation (the "Company") will be held at the SunTrust, N.A. Tower, located at 200 South Orange Avenue, second floor, University Room, Orlando, Florida 32801 at 10:00 a.m. on December 9, 1996 for the following purposes:

1. To elect five directors to hold office until the next annual meeting of shareholders and until their successors are elected and have qualified;

2. To act upon a proposal to amend the Company's Articles of Incorporation.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on November 5, 1996 will be entitled to vote at the meeting.

If there is any chance that you may not be able to attend the annual meeting, please execute the enclosed Proxy and return it promptly in the self-addressed envelope provided. If you attend the meeting, you may revoke the Proxy and vote in person.

By Order of the Board of Directors:


/s/ William A. Walker II
------------------------
William A. Walker II,
Secretary


Orlando, Florida
November 8, 1996

                                                                    Mailing Date
                                                                November 8, 1996

                           ROTECH MEDICAL CORPORATION
                         4506 L.B. MCLEOD ROAD, SUITE F
                            ORLANDO, FLORIDA  32811


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 9, 1996


This statement is furnished in connection with the solicitation of proxies by the Board of Directors of RoTech Medical Corporation (the "Company") to be used at the annual meeting of shareholders to be held on December 9, 1996, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies have the right to revoke them at any time before they are voted.

Shareholders of record as of November 5, 1996, will be entitled to vote at the meeting. At the close of business on that day, there were outstanding 25,434,101 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter presented for action at the Meeting. The affirmative vote of a majority of the shares cast at the Meeting is required for the election of directors.

Proxies will be voted in accordance with instructions noted on the proxies. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR proposals 1 and 2.

The cost of this proxy solicitation will be borne by the Company. It is contemplated that proxies will be solicited solely by mail. Banks, brokers and other custodians will be requested to forward proxy soliciting materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of shares.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth, as of October 21, 1996, certain information with respect to all persons known by the Company to beneficially own 5% or more of its outstanding Common Stock, each director and all directors and officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the Common Stock beneficially owned.


      Name and Address of Beneficial                                  Percent of Shares
        Owner or Identity of Group           Number of Shares            Outstanding
---------------------------------------------------------------------------------------
William P. Kennedy                                 1,869,166(1)                7.3%
Chairman, Board of Directors and
Chief Executive Officer
4506 L. B. McLeod Road, Suite F
Orlando, Florida  32811

Putnam Investments, Inc.                           2,674,458                  10.5%
One Post Office Square
Boston, MA  02109

Stephen P. Griggs                                    206,572(2)                0.8%
Director, President, Assistant Secretary
and Chief Operating Officer
4506 L.B. McLeod Road, Suite F
Orlando, Florida  32811

William A. Walker II                                   1,000                   *
Director and Secretary
250 Park Ave., South, 5th Floor
Winter Park, Florida 32789

Jack T. Weaver, D.O.
Director
3120 Corrine Drive
Orlando, Florida 32803

Leonard E. Williams                                   10,000(3)                *
Director
1603 E. Marks
Orlando, Florida 32853

All Directors and                                  2,088,103                   8.2%
Officers as a Group
(Consisting of 6 persons)

* - Less than one-half percent.

(1) Includes shares owned by Thayer's Colonial Pharmacy, Inc., a Florida corporation ("Thayer's"), of which Mr. Kennedy is the sole shareholder.
(2) Includes 1,500 shares held by the wife of Mr. Griggs and 500 shares held by the minor children of Mr. Griggs and 14,472 shares representing Mr. Griggs ownership in holdings of L & G of Orlando, Inc.
(3) All 10,000 shares are held by the wife of Mr. Williams.

                             ELECTION OF DIRECTORS

The Board of Directors proposes that the five nominees listed below be elected as directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. All of the nominees are currently directors. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election in his stead of such other person as the Board of Directors may recommend.


    Name of Nominee and              Director
 Position with the Company   Age      Since                            Principal Occupation Last Five Years
----------------------------------------------------------------------------------------------------------------------------------
William P. Kennedy,           52       1981       Chairman, Board of Directors and Chief Executive Officer of the Company;
 Chairman, Board of                               Chairman, Board of Directors and President of Thayer's.
 Directors and Chief
 Executive Officer

Stephen P. Griggs,            39       1991       Director, Chief Operating Officer, President and Assistant Secretary of
 Director, Chief Operating                        the Company.
 Officer, President and
 Assistant Secretary

William A. Walker II,         55       1984       Director and Secretary of the Company; Practicing attorney in Winter Park
 Director and Secretary                           and Orlando, Florida as a shareholder in the law firm of Winderweedle,
                                                  Haines, Ward & Woodman, P.A.

Leonard E. Williams,          65       1988       Director of the Company; President and Chief Executive Officer of Wayne Densch,
 Director                                         Inc.; President of Wayne Densch Charities; previously District Sales Manager for
                                                  Tom's Foods, Inc.; Director of Orlando Board of Directors, First Union National
                                                  Bank of Florida, President of Leonard E. Williams Company.

Jack T. Weaver, D.O.,         63       1992       Director of Company; Osteopathy Physician; Chairman, Board of Trustees at the
 Director                                         University of Health Sciences, College of Osteopathic Medicine, Kansas City,
                                                  Missouri.

The Company has established an Executive Committee consisting of William P. Kennedy, Stephen P. Griggs and William A. Walker II; a Stock Option Plan Committee consisting of William A. Walker II; a Compensation Committee consisting of William A. Walker II and Leonard E. Williams; an Audit Committee consisting of William A. Walker II, Leonard E. Williams and Jack T. Weaver, D.O.; and a Nominating Committee consisting of William A. Walker II and Leonard
E. Williams. The Audit Committee will select the Company's independent certified public accountants for the current fiscal year. During the Company's fiscal year ended July 31, 1996, its Audit Committee held one (1) meeting and each committee member attended such meeting. The Nominating Committee has a current policy of not considering nominees recommended by security holders, a policy which, however, is currently under review. Also, during the Company's fiscal year ended July 31, 1996, the Company's Board of Directors held five (5) meetings, and a quorum of directors was present at each meeting.

The following person is an executive officer (but not a director) of the
Company:


                                       Executive
    Name of Officer and                 Officer
 Position with the Company      Age      Since                             Principal Occupation Last Five Years
---------------------------------------------------------------------------------------------------------------------------------
Rebecca R. Irish, Chief         34        1991       Chief Financial Officer, Treasurer and Assistant Secretary of the Company.
 Financial Officer,
 Treasurer and Assistant
 Secretary

Janet L. Ziomek, Vice           39        1996       Vice President of Finance of the Company, previously Chief Financial Officer
 President of Finance                                and Treasurer of Designed Furniture Associates, Inc., Orlando, Florida


                    MANAGEMENT REMUNERATION AND TRANSACTIONS

EXECUTIVE COMPENSATION
----------------------

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the four highest paid executive officers (named executives) whose aggregate salary and bonus compensation exceeded $100,000, as well as the total compensation paid to each individual for the Company's previous two fiscal years:


                                                                 Annual        Compensation               Long-Term
     Name and Principal Position                     Year        Salary        Bonus & Other             Compensation
---------------------------------------------------------------------------------------------------------------------
William P. Kennedy                                   1996       $153,137             ---                      ---
Chairman of the Board of Directors                   1995       $151,289             ---                      ---
and Chief Executive Officer                          1994       $151,289             ---                      ---

Stephen P. Griggs, Director,                         1996       $112,263             ---                      ---
Chief Operating Officer, President                   1995       $110,784             ---                      ---
and Assistant Secretary                              1994       $110,784             ---                      ---


FISCAL YEAR-END OPTION VALUES
-----------------------------

The following table summarizes for each of the Named Executive Officers the total number of unexercised options held at July 31, 1996, and the aggregate dollar value of in-the-money, unexercised options held at July 31, 1996.


                                            Number of Securities                 Value of Unexercised
                                           Underlying Unexercised                In-The-Money Options
                                              Options at FY-End                        at FY-End
                                                Exercisable/                          Exercisable/
           Name                                Unexercisable                         Unexercisable
------------------------------------------------------------------------------------------------------------------------------------

Stephen P. Griggs
Director, Chief Operating
Officer, President                         187,500/187,500                       $1,647,656/$1,647,656
and Assistant Secretary

The Company historically has not compensated Directors in cash, nor reimbursed Directors for attendance at meetings, but adopted a phantom stock plan for non-employee directors, which plan was approved by the Company's shareholders at its annual meeting on December 4, 1992 and amended on December 9, 1994. Under the 1994 amendment each Director completing a year's service is entitled to a credit under the phantom stock plan equal to that number of Company shares which results from dividing the Company's quoted stock price at close of trading on the date of the annual meeting into the sum of $5,000.

1996 KEY EMPLOYEE STOCK OPTION PLAN
-----------------------------------

On April 1, 1996, the Board of Directors adopted a non-qualified stock option plan under the name "1996 Key Employee Stock Option Plan." The provisions of this plan are identical to the 1993 stock option plan, except that the total number of shares subject to the 1996 plan, post stock split, is 1,000,000 shares. The 1996 Key Employee Stock Option Plan is intended to not qualify as an "Incentive Stock Option Plan" as that term is described in the Federal Internal Revenue Code of 1986, as amended.

KEY MAN LIFE INSURANCE
----------------------

The Company currently maintains a split dollar key life insurance policy on the life of Mr. Kennedy in the face amount of $10,000,000. The beneficiaries of the policy are Mr. Kennedy's designated heirs pursuant to an irrevocable trust established by Mr. Kennedy. The Company shall have the unqualified right to receive a portion of the death benefit equal to the greater of the total amount of premiums paid by the Company or the cash surrender value of the policy reduced by any outstanding indebtedness on the policy.

CERTAIN RELATED TRANSACTIONS
----------------------------

The Company leases office space in a building located at 942 S.E. 17th Street, Ocala, Florida, a building in which Mr. Kennedy owns an undivided one-half interest. Such lease is a month-to month lease providing for monthly rental payments of approximately $1,500. Aggregate payments made by the Company under such lease during fiscal 1996 were approximately $18,000.

The Company purchased approximately $74,000 of products from companies owned by Mr. Kennedy in fiscal 1996. Companies owned by Mr. Kennedy purchased approximately $46,000 of products from the Company.

A & C Business Services, Inc., a Florida corporation, of which Mr. Kennedy is the sole shareholder, provides certain business services to the Company. The cost of such services to the Company during fiscal year 1996 amounted to approximately $497,000.

L&G of Orlando, Inc., a Florida corporation, of which Mr. Griggs is a shareholder, provides certain business services to the Company. The cost of such services to the Company during fiscal year 1995 amounted to approximately $225,000.

Mr. Walker, the Secretary and a Director of the Company, is a shareholder, director, assistant secretary, assistant treasurer and a member of the Executive Committee of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), a law firm with offices in Winter Park and Orlando, Florida. This law firm is general counsel to the Company and each of its subsidiaries and was paid approximately $302,000 in fiscal 1996. WHWW entered into a stock option agreement ("Agreement") with the Company on July 1, 1995. The Agreement grants WHWW the unassignable and non-transferable right and option to purchase from the Company up to, but not exceeding in the aggregate, 20,000 shares of the Company's common stock, par value $.0002, at an option price of $13.88. Any options not exercised on or before June 30, 2000 terminate on such date and are null and void.

In the opinion of management, each of the foregoing transactions with officers, directors, principal shareholders or affiliates were on terms no less favorable to the Company than terms available from persons not affiliated with the Company. The terms of any future transactions with officers, directors, principal shareholders or affiliates will be no less favorable to the Company than those which could be obtained from unaffiliated parties, and any future transactions with affiliated parties, including loans to Company officers, will be approved by a majority of the independent and disinterested members of the Company's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------

The Compensation Committee of the Company's Board of Directors determines cash and stock option compensation of the Company's employed executive officers. The Company's employed officers maintain administrative oversight of all stock option plans.

The Compensation Committee consists of Directors Walker and Williams and meets as circumstances require, but no less frequently than annually.

The Compensation Committee seeks to compensate employee executives at a cash base salary level which is realistic in terms of minimizing the impact of any future officer replacement, is adequate to meet living costs appropriate to persons in the position held, and is appropriate to that customarily paid by companies of comparable size in the health care industry. The Committee does take into account that Mr. Kennedy, through his large stockholdings in the Company, has a material inducement to closely attend to the success of the Company without the higher cash compensation that might be typical for a Chief Executive Officer with similar responsibilities.

Likewise, the Compensation Committee has utilized a non-qualified Stock Option Plan, described in the 1996 Annual Report on Form 10-K for the fiscal year of the Company ended July 31, 1996, to align the efforts of key executives and key employees with those of stockholders. The essential philosophy of the Compensation Committee is that cash base compensation is not tied to performance factors. Cash bonuses are not currently paid to executive officers, although the Compensation Committee retains the option of granting future cash bonuses not exceeding thirty percent (30%) of base compensation, per annum, based upon extraordinary performance in enhancing stockholder value.

Further, the Compensation Committee has recommended to the Board of Directors and the Board of Directors adopted, effective April 1, 1996, a non-qualified Key Employee Stock Option Plan.

Current stock options have been granted to Mr. Griggs, Ms. Irish and Ms. Ziomek among the executive officers, the amount of which were determined by factors of longevity, responsibility, and necessity to compete with similar opportunities granted by competitors.

STOCK PERFORMANCE GRAPH
-----------------------

The following graph compares the cumulative total shareholder return of the Company's common stock with (a) the CRSP Total Return Index for the NASDAQ Health Services Stocks (the "NASDAQ Health Services Index") and (b) the CRSP Total Return Index for the NASDAQ Stock Market (U.S.) (the "NASDAQ Composite Index"). The graph assumes the investment of $100 on August 1, 1990 in the Company's common stock and in each of the indices.


                     ROTECH             NASDAQ              NASDAQ
YEAR                 MEDICAL            HEALTH               COMP
----------------     -------            ------              ------
1990                  100                100                 100
1991                  100                170                 118
1992                  164                200                 139
1993                  144                225                 169
1994                  249                250                 174
1995                  384                289                 243
1996                  459                360                 271



APPROVAL OF AMENDMENT TO THE COMPANY'S
ARTICLES OF INCORPORATION
--------------------------------------

Subject to approval by the Company's shareholders, the Company's Board of Directors adopted, at its meeting of October 14, 1996, the following amendment to the Company's Articles of Incorporation:

"BE IT RESOLVED THAT Article XI - Amendment to Articles of the Articles of
                     ----------------------------------
Incorporation of the Corporation is hereby amended to read as follows:

'ARTICLE XI - Amendment to Articles
 ----------------------------------

These Articles of Incorporation may be amended in the manner provided by law.'"

The purpose of this amendment is to provide the Company's Board of Directors with the flexibility to make amendments to the Company's Articles of Incorporation, without seeking shareholder approval, to the extent the Board is permitted to do so under the laws of the State of Florida.


DEADLINE FOR SUBMITTING
SHAREHOLDERS PROPOSALS
-----------------------

Any proposal by a shareholder for consideration at the 1997 annual meeting of shareholders must be received at the Company's executive offices at 4506 L.B. McLeod Road, Suite F, Orlando, Florida 32811, no later than July 14, 1997, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1997 annual meeting.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
----------------------------------------

The accounting firm of Deloitte & Touche LLP was appointed by the Board of Directors on June 7, 1994, and has served as the Company's independent certified public accountants for the fiscal years ended July 31, 1994, 1995 and 1996. At some point later in the current fiscal year, the Company's audit committee will designate the Company's auditors for the fiscal year ending July 31, 1997.


OTHER MATTERS
-------------

Regulations adopted by the SEC, effective May 1, 1991, require the Company to identify the names of persons who failed to file or filed late a report required under Section 16. Generally, the reporting regulations under Section 16 require directors, officers and certain shareholders to report changes in ownership in Company securities. To the knowledge of the Company, each Form 4 required to be filed was filed on a timely basis.

The management of the Company is not aware of any other matters to be brought before the annual meeting of shareholders. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                     /s/ William A. Walker II
                                     ------------------------
                                     William A. Walker II
                                     Secretary

Orlando, Florida
November 8, 1996


Each shareholder is urged to execute and return the enclosed proxy promptly. In the event a shareholder decides to attend the meeting, he may, if he wishes, revoke his proxy and vote his shares in person.

    P R O X Y             ROTECH MEDICAL CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints WILLIAM P. KENNEDY, WILLIAM A. WALKER II, LEONARD E. WILLIAMS, STEPHEN P. GRIGGS and JACK T. WEAVER, or any of them, as proxies, each with full power of substitution, acting by a majority or by any one of them if only one can be present and acting, to vote in the following manner (according to the number of shares which the undersigned would be entitled to cast if then personally present) at the Annual Meeting of Shareholders of ROTECH MEDICAL CORPORATION to be held on December 9, 1996, and at any adjournment thereof.

(1) ELECTION OF DIRECTORS

    FOR all Nominees listed below          WITHHOLD AUTHORITY to vote for all
    (except as marked to the               nominees listed below
    contrary below)

    WILLIAM P. KENNEDY, WILLIAM A. WALKER II, LEONARD E. WILLIAMS,
    STEPHEN P. GRIGGS, JACK T. WEAVER
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

(2) AMENDMENT TO ARTICLES OF INCORPORATION

    FOR Amendment             AGAINST Amendment                ABSTAIN

(3) In their discretion upon such other business as may properly come before the meeting



(please date and sign reverse side)

                           ROTECH MEDICAL CORPORATION

  This proxy shall be voted as directed. If no direction to the contrary is indicated, this proxy shall be voted FOR Proposals 1 and 2. Discretionary authority is hereby confirmed as to all other matters that may come before the meeting.

  WITNESS my hand and seal this ______ day of ____________________, 1996.


                                             ----------------------------------


                                             ----------------------------------
                                                  Signature of Shareholder


                                             PLEASE SIGN this proxy exactly as
                                             your name or names appear hereon.
                                             If stock is held jointly,
                                             signatures should appear for both
                                             names. When signing as attorney,
                                             executor, administrator, trustee,
                                             guardian or custodian, please
                                             indicate the capacity in which you
                                             are acting. Please fill in date and
                                             sign this proxy and return in the
                                             enclosed postpaid envelope.


                         (See Proxy On Reverse Side.)